(AMERIGAS PARTNERS, L.P. LOGO)                        NEWS

P.O. Box 965, Valley Forge, PA 19482 (610) 337-7000


Contact:     610-337-1000                             For Immediate Release:
             Robert W. Krick, ext. 3645               April 26, 2006
             Brenda A. Blake, ext. 3202


AMERIGAS PARTNERS REPORTS SECOND QUARTER RESULTS, SETS TARGET OF 3% INCREASES IN DISTRIBUTIONS, REVISES 2006 GUIDANCE

VALLEY FORGE, Pa., April 26 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported adjusted net income for the second fiscal quarter ended March 31, 2006 of $95.9 million, excluding a loss on the early extinguishment of debt resulting from the previously-announced refinancing of long-term debt, compared to net income of $96.2 million for the same period last year. Including the loss on the early extinguishment of debt of $17.1 million, the second quarter net income was $78.8 million. Average diluted units outstanding were 4.2% higher for the recent quarter principally as a result of a common unit offering in September 2005.

The Partnership's earnings before interest expense, income taxes, depreciation and amortization and loss on the early extinguishment of debt (adjusted EBITDA) were $133.2 million for the second fiscal quarter of 2006 compared to EBITDA of $135.2 million a year ago. EBITDA including the loss on the early extinguishment of debt was $116.2 million. For the three months ended March 31, 2006, retail volumes sold declined to 341.4 million gallons from 378.8 million gallons sold in the prior-year period. Weather was 12.1% warmer than normal during the recent quarter compared to weather that was 4.9% warmer than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration (NOAA).

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "I am pleased to announce that we have established a target of increasing the distribution on common units at a rate of 3% per year. This objective is a direct result of the efforts we have made over the last several years to invest for growth while maintaining a strong balance sheet. Yesterday we announced an increase in our distribution from $0.56 to $0.58 per quarter as a first step in implementing that objective. Given the extraordinarily warm winter we experienced thus far this year, we now expect to earn adjusted EBITDA in the range of $245 million to $255 million, for the fiscal year ending September 30, 2006."

                                     -MORE-

AMERIGAS PARTNERS REPORTS SECOND QUARTER RESULTS, SETS TARGET OF 3% INCREASES IN DISTRIBUTIONS, REVISES 2006 GUIDANCE
PAGE 2


Revenues for the quarter were $718.1 million versus $698.3 million a year ago due to higher retail selling prices partially offset by lower sales volumes. Operating and administrative expenses increased $4.5 million during the quarter due to higher vehicle fuel costs, higher employee compensation and benefits expenses and increased bad debt expense partially offset by a favorable net adjustment in reserves for general insurance, litigation and medical claims of $3.4 million, mainly reflecting an improvement in claims history.

"Although we were very successful in managing margins and controlling our expenses this year, it was difficult to overcome lower overall sales volumes as a result of extremely warm weather and customer conservation during the quarter," concluded Bissell.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from approximately 650 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 44% of the Partnership and individual unitholders own the remaining 56%.

AmeriGas Partners, L. P. will host its second quarter FY 2006 earnings conference call on Wednesday, April 26, 2006, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 3047237 (International replay 719-457-0820, passcode
3047237) through midnight Friday, April 28, 2006.

The financial table appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/2Q06FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.


AP-09                                  ###                               4/26/06

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

                                             Three Months Ended               Six Months Ended             Twelve Months Ended
                                                  March 31,                      March 31,                      March 31,
                                        ----------------------------    ----------------------------   ----------------------------
                                            2006            2005            2006          2005 (a)         2006          2005 (a)
                                        ------------    ------------    ------------    ------------   ------------    ------------
Revenues:
       Propane                          $    678,417    $    663,677    $  1,266,774    $  1,181,128   $  1,905,305    $  1,743,425
       Other                                  39,713          34,591          81,580          73,356        151,821         139,051
                                        ------------    ------------    ------------    ------------   ------------    ------------
                                             718,130         698,268       1,348,354       1,254,484      2,057,126       1,882,476
                                        ------------    ------------    ------------    ------------   ------------    ------------

Costs and expenses:
       Cost of sales - propane               433,845         416,741         825,819         752,050      1,235,577       1,092,933
       Cost of sales - other                  13,467          13,017          29,282          28,852         58,628          57,509
       Operating and administrative
          expenses                           141,595         137,094         275,033         267,713        525,447         505,628
       Depreciation                           16,805          17,013          33,756          34,935         66,929          73,510
       Amortization                            1,111           1,417           2,413           2,813          5,117           5,379
       Other (income), net                    (5,018)         (4,907)         (8,939)        (17,456)       (17,264)        (21,262)
                                        ------------    ------------    ------------    ------------   ------------    ------------
                                             601,805         580,375       1,157,364       1,068,907      1,874,434       1,713,697
                                        ------------    ------------    ------------    ------------   ------------    ------------
Operating income                             116,325         117,893         190,990         185,577        182,692         168,779
Loss on extinguishment of debt               (17,079)             --         (17,079)             --        (50,681)             --
Interest expense                             (19,428)        (20,733)        (38,347)        (41,236)       (77,011)        (82,109)
                                        ------------    ------------    ------------    ------------   ------------    ------------
Income before income taxes                    79,818          97,160         135,564         144,341         55,000          86,670
Income tax (expense) benefit                     (56)            182            (107)         (2,133)           512          (1,774)
Minority interests                            (1,003)         (1,120)         (1,685)         (1,695)        (1,408)         (1,328)
                                        ------------    ------------    ------------    ------------   ------------    ------------
Net  income                             $     78,759    $     96,222    $    133,772    $    140,513   $     54,104    $     83,568
                                        ============    ============    ============    ============   ============    ============

General partner's interest in net
   income (b)                           $     17,287    $     15,076    $     22,823    $     17,568   $        541    $        836
                                        ============    ============    ============    ============   ============    ============

Limited partners' interest in net
   income (b)                           $     61,472    $     81,146    $    110,949    $    122,945   $     53,563    $     82,732
                                        ============    ============    ============    ============   ============    ============

Net income per limited partner
   unit (b)

           Basic                        $       1.08    $       1.49    $       1.95    $       2.26   $       0.96    $       1.53
                                        ============    ============    ============    ============   ============    ============

           Diluted                      $       1.08    $       1.49    $       1.95    $       2.25   $       0.96    $       1.53
                                        ============    ============    ============    ============   ============    ============

Average limited partner units
   outstanding:
       Basic                                  56,797          54,493          56,797          54,485         55,755          54,158
                                        ============    ============    ============    ============   ============    ============

       Diluted                                56,827          54,533          56,833          54,542         55,797          54,224
                                        ============    ============    ============    ============   ============    ============

SUPPLEMENTAL INFORMATION:

       Retail gallons sold (millions)          341.4           378.8           633.3           675.6          992.6         1,026.3
       EBITDA (c) (d)                   $    116,159    $    135,203    $    208,395    $    221,630   $    202,649    $    246,340
       Distributable cash (c)                106,698         109,444         174,590         168,849        156,066         141,708
       Capital expenditures:
           Maintenance capital
              expenditures                     7,112           5,026          12,537          11,545         20,253          22,523
           Growth capital expenditures        10,404           8,907          23,064          23,524         42,896          42,593

(a) Net income for the six and twelve months ended March 31, 2005 includes a gain of $7,107 recognized in connection with the Partnership's sale of its 50% ownership interest in Atlantic Energy, Inc.

(b) In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6") the Partnership calculates net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per diluted limited partner unit was $(0.29) and $(0.38) for the three and six months ended March 31, 2006, respectively, and $(0.26) and $(0.30) for the three and six months ended March 31, 2005, respectively. Because EITF 03-6 does not currently impact the calculation of Partnership net income per limited partner unit on an annual basis, annual net income per limited partner unit is not equal to the sum of net income per limited partner unit for each of the Partnership's quarterly periods.

(c) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.

     Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures and excluding losses on extinguishments of debt in connection with a refinancing. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay quarterly distributions. The Partnership's definition of distributable cash may be different from that used by other entities.

     The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                           Three Months Ended           Six Months Ended          Twelve Months Ended
                                               March 31,                   March 31,                   March 31,
                                        ------------------------    ------------------------    ------------------------
                                           2006          2005          2006          2005          2006          2005
                                        ----------    ----------    ----------    ----------    ----------    ----------

     Net income                         $   78,759    $   96,222    $  133,772    $  140,513    $   54,104    $   83,568
     Income tax expense (benefit)               56          (182)          107         2,133          (512)        1,774
     Interest expense                       19,428        20,733        38,347        41,236        77,011        82,109
     Depreciation                           16,805        17,013        33,756        34,935        66,929        73,510
     Amortization                            1,111         1,417         2,413         2,813         5,117         5,379
                                        ----------    ----------    ----------    ----------    ----------    ----------
     EBITDA                                116,159       135,203       208,395       221,630       202,649       246,340
     Interest expense                      (19,428)      (20,733)      (38,347)      (41,236)      (77,011)      (82,109)
     Maintenance capital expenditures       (7,112)       (5,026)      (12,537)      (11,545)      (20,253)      (22,523)
     Loss on extinguishment of debt         17,079            --        17,079            --        50,681            --
                                        ----------    ----------    ----------    ----------    ----------    ----------
     Distributable cash                 $  106,698    $  109,444    $  174,590    $  168,849    $  156,066    $  141,708
                                        ==========    ==========    ==========    ==========    ==========    ==========

(d) The following table includes a reconciliation of forecasted net income to forecasted adjusted EBITDA for the fiscal year ending September 30, 2006:

                                                             Forecast
                                                              Fiscal
                                                               Year
                                                              Ending
                                                           September 30,
                                                               2006
                                                          --------------
     Net income (estimate)                                $       86,000
     Interest expense (estimate)                                  74,000
     Depreciation (estimate)                                      68,000
     Amortization (estimate)                                       5,000
     Loss on early extinguishment of debt (estimate)              17,000
                                                          --------------
     Adjusted EBITDA (estimate)                           $      250,000
                                                          ==============